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                                                                    Exhibit 10.2

                                    EGL, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                            EFFECTIVE JANUARY 1, 2002


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                                TABLE OF CONTENTS

ARTICLE I                  PURPOSE................................................1
ARTICLE II                 DEFINITIONS............................................1
   2.1       Accelerated Distribution.............................................1
   2.2       Account Earnings.....................................................1
   2.3       Beneficiary..........................................................1
   2.4       Board.  "Board" means the Board of Directors of the Company..........1
   2.5       Bonus Deferral Commitment............................................1
   2.6       Change of Control....................................................1
   2.7       Commission Deferral Commitment.......................................2
   2.8       Committee............................................................2
   2.9       Company Contribution Account.........................................2
   2.10      Compensation.........................................................2
   2.11      Compensation Committee...............................................3
   2.12      Deferral Commitment..................................................3
   2.13      Deferral Period......................................................3
   2.14      Disability...........................................................3
   2.15      Early Withdrawal.....................................................3
   2.16      Earnings Index or Earnings Indices...................................3
   2.17      Elective Deferral Account............................................3
   2.18      Elective Deferred Compensation.......................................3
   2.19      Employer.............................................................3
   2.20      Financial Hardship...................................................3
   2.21      Hardship Withdrawal..................................................4
   2.22      Participant..........................................................4
   2.23      Participation Agreement..............................................4
   2.24      Plan Benefit.........................................................4
   2.25      Retirement...........................................................4
   2.26      Salary Deferral Commitment...........................................4
ARTICLE III                PARTICIPATION AND DEFERRAL COMMITMENTS.................4
   3.1       Eligibility and Participation........................................4
   3.2       Elective Deferrals...................................................5
   3.3       Limitations on Deferral Commitments..................................5
   3.4       Modification of Deferral Commitment..................................5
ARTICLE IV                 DEFERRED COMPENSATION ACCOUNTS.........................6
   4.1       Accounts.............................................................6
   4.2       Elective Deferred Compensation.......................................6
   4.3       Discretionary Company Contributions..................................6
   4.4       Allocation of Accounts...............................................6
   4.5       Account Earnings.....................................................6
   4.6       Determination of Accounts............................................6
   4.7       Vesting of Accounts..................................................7
   4.8       Statement of Accounts................................................7
ARTICLE V                  PLAN BENEFITS..........................................7
   5.1       Prior to Termination of Employment...................................7



Executive Deferred Compensation Plan   Page i
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
   5.2       After Termination of Employment......................................8
   5.3       Form of Benefit Payment..............................................8
   5.4       Commencement of Benefit Payment.....................................10
   5.5       Change of Election..................................................10
   5.6       Tax Withholding.....................................................10
   5.7       Valuation and Settlement............................................10
   5.8       Payment to Guardian.................................................10
ARTICLE VI                 BENEFICIARY DESIGNATION...............................10
   6.1       Beneficiary Designation.............................................10
   6.2       Changing Beneficiary................................................10
   6.3       Community Property..................................................11
   6.4       No Beneficiary Designation..........................................11
ARTICLE VII                ADMINISTRATION........................................12
   7.1       Committee...........................................................12
   7.2       Agents..............................................................12
   7.3       Binding Effect of Decisions.........................................12
   7.4       Indemnification of Committee........................................12
ARTICLE VIII               CLAIMS PROCEDURE......................................12
   8.1       Claim...............................................................12
   8.2       Review of Claim.....................................................12
   8.3       Notice of Denial of Claim...........................................13
   8.4       Reconsideration of Denied Claim.....................................13
   8.5       Employer to Supply Information......................................13
ARTICLE IX                 AMENDMENT AND TERMINATION OF PLAN.....................14
   9.1       Amendment...........................................................14
   9.2       Right to Terminate Plan.............................................14
ARTICLE X                  MISCELLANEOUS.........................................14
   10.1      Unfunded Plan.......................................................14
   10.2      Unsecured General Creditor..........................................14
   10.3      Trust Fund..........................................................15
   10.4      Nonalienability.....................................................15
   10.5      Not a Contract of Employment........................................15
   10.6      Protective Provisions...............................................15
   10.7      Governing Law.......................................................15
   10.8      Validity............................................................16
   10.9      Notice..............................................................16
   10.10     Successors..........................................................16


                                       ii
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                                    EGL, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN


                                   ARTICLE I

                                    PURPOSE

                  The purpose of this Executive Deferred Compensation Plan (this "Plan") is to provide current tax planning opportunities as well as supplemental funds for the retirement or death of certain select key employees of EGL, Inc., a Texas corporation (the "Company"). The Plan shall be in addition to existing deferred compensation plans and arrangements maintained by the Company. It is intended that the Plan will aid in retaining and attracting employees of exceptional ability by providing them with these benefits. This Plan shall be effective as of January 1, 2002.

                                   ARTICLE II

                                  DEFINITIONS

             For purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

         2.1 Accelerated Distribution. "Accelerated Distribution" means the distribution made pursuant to Section 5.1(c).

         2.2 Account Earnings. "Account Earnings" means the amount to be credited to the Participant's Elective Deferral Account and Company Contribution Account pursuant to Section 4.5.

         2.3 Beneficiary. "Beneficiary" means the person, persons or entity entitled under Article VI to receive any Plan benefits payable after a Participant's death.

         2.4 Board. "Board" means the Board of Directors of the Company.

         2.5 Bonus Deferral Commitment. "Bonus Deferral Commitment" means the bonus deferral made pursuant to Section 3.2(b).

         2.6 Change of Control. "Change of Control" means the occurrence of any of the following events:

                  (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company's current shareholders or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the Company's shareholders in substantially the



Executive Deferred Compensation Plan   Page 1
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         same proportions as their ownership of the Company's stock, becomes the
         "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total combined voting power of the Company's then outstanding securities; or

                  (b) The majority of the members of the Board ceases to be comprised of individuals who are Continuing Members; for such purpose, a "Continuing Member" shall mean an individual who is a member of the Board on the effective date of this Plan and any successor of a Continuing Member who is elected to the Board or nominated for such election by action of a majority of Continuing Members then serving on the Board, or

                  (c) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         2.7 Commission Deferral Commitment. "Commission Deferral Commitment" means the commission deferral made pursuant to Section 3.2(c).

         2.8 Committee. "Committee" means the administrative committee made up of at least three individuals appointed by the Compensation Committee. The Committee shall be responsible for administering the Plan.

         2.9 Company Contribution Account. "Company Contribution Account" means the Account maintained in accordance with Article IV with respect to Company contributions pursuant to Section 4.3 of this Plan. The Company Contribution Account shall be utilized solely as a device for the determination and measurement of the amounts to be paid to the Participant pursuant to this Plan. The Company Contribution Account shall not constitute or be treated as a trust fund of any kind.

         2.10 Compensation. "Compensation" means the salary, bonus, and commissions payable to a Participant during the calendar year and considered to be "wages" for purposes of federal income tax withholding, before reduction for amounts deferred under this Plan, salary reduction contributions under Section 401(k) of the Internal Revenue Code, as amended from time to time (the "Code"), or any other deferral arrangements. Compensation does not include expense reimbursements, severance wages, any form of noncash compensation or benefits, group life insurance premiums, income from the exercise of stock options or other receipt of Company stock, or any other payments or benefits other than normal compensation.



Deferred Compensation Plan                                                Page 2
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         2.11 Compensation Committee. "Compensation Committee" means the
Compensation Committee of the Board.

         2.12 Deferral Commitment. "Deferral Commitment" means an election to defer Compensation made by a Participant pursuant to Article III and for which the Participant has submitted a separate Participation Agreement to the Committee.

         2.13 Deferral Period. "Deferral Period" means the period over which a Participant has elected to defer a portion of his Compensation. Each calendar year shall be a separate Deferral Period.

         2.14 Disability. "Disability" means a mental or physical condition that, in the opinion of a licensed physician approved by the Committee, renders a Participant permanently incapable of satisfactorily performing his usual duties for the Company or the duties of such other position as the Company may make available for him for which he is qualified by reason of training, education or experience.

         2.15 Early Withdrawal. "Early Withdrawal" means a distribution from a Participant's Elective Deferral Account pursuant to Section 5.1(a).

         2.16 Earnings Index or Earnings Indices. "Earnings Index" or "Earnings Indices" means the portfolios or funds selected by the Committee to be used in calculating Account Earnings. Each Earnings Index shall be treated as a phantom investment fund that shall be credited with earnings (whether a gain or loss) according to the performance of the actual fund or portfolio.

         2.17 Elective Deferral Account. "Elective Deferral Account" means the Account maintained by the Company in accordance with Article IV with respect to any elective deferral of Compensation pursuant to Section 4.2 of this Plan. A Participant's Elective Deferral Account shall be utilized solely as a device for the determination and measurement of the amounts to be paid to the Participant pursuant to this Plan and shall not constitute or be treated as a trust fund of any kind.

         2.18 Elective Deferred Compensation. "Elective Deferred Compensation" means the amount of Compensation that a Participant elects to defer pursuant to a Deferral Commitment.

         2.19 Employer. "Employer" means EGL, Inc. or any successor to the business thereof, and any affiliated or subsidiary entities designated by the Committee.

         2.20 Financial Hardship. "Financial Hardship" means an immediate and severe financial need of the Participant, resulting from any of the following:

                  (a) expenses which are not covered by insurance and which the Participant or his or her spouse or dependent has incurred as a result of, or is required to incur in order to receive, medical care;


Deferred Compensation Plan                                                Page 3
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                  (b) the need to prevent eviction from the Participant's
         personal residence or foreclosure on the mortgage of the Participant's principal residence; or

                  (c) any other circumstance that is determined by the Committee in its sole discretion to constitute a financial hardship which is not covered by insurance and which cannot reasonably be relieved by the liquidation of the Participant's assets.

         2.21 Hardship Withdrawal. "Hardship Withdrawal" means a distribution from a Participant's Elective Deferral Account pursuant to Section 5.1(b).

         2.22 Participant. "Participant" means any individual who is participating or has participated in this Plan as provided in Article III.

         2.23 Participation Agreement. "Participation Agreement" means the agreement submitted by a Participant to the Committee prior to the beginning of the Deferral Period, with respect to a Deferral Commitment made for such Deferral Period.

         2.24 Plan Benefit. "Plan Benefit" means the benefit payable to a Participant as calculated in Article V.

         2.25 Retirement. "Retirement" means termination after the earlier of:

                  (a) Age 62, or

                  (b) Age 55, provided that, on the termination date, the Participant's age plus years of service is greater than or equal to 62.

         2.26 Salary Deferral Commitment. "Salary Deferral Commitment" means the salary deferral made pursuant to Section 3.2(a).

                                  ARTICLE III

                     PARTICIPATION AND DEFERRAL COMMITMENTS

         3.1 Eligibility and Participation.

                  (a) Eligibility. An employee of the Employer shall be eligible to participate in this Plan if the employee is a management or highly compensated employee and is named by the Committee to be a Participant in this Plan.

                  (b) Participation. An eligible employee may elect to participate in this Plan with respect to any Deferral Period by submitting a Participation Agreement to the Committee by December 31 of the calendar year immediately preceding the Deferral Period.


Deferred Compensation Plan                                                Page 4
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                  (c) Partial Year Participation. In the event that an employee first becomes eligible to participate during a calendar year, a Participation Agreement must be submitted to the Committee no later than thirty (30) days following notification to the employee of eligibility to participate. Such Participation Agreement shall be effective only with regard to Compensation earned following the submission of the Participation Agreement to the Committee.

         3.2 Elective Deferrals. A Participant may elect Deferral Commitments in the Participation Agreement as follows:

                  (a) Salary Deferral Commitment. A Salary Deferral Commitment shall be related to the salary payable by Company to the Participant during the Deferral Period. The amount to be deferred shall be stated as a percentage of the salary to be paid during the Deferral Period, as a flat dollar amount for the Deferral Period, or in such other form as allowed by the Committee.

                  (b) Bonus Deferral Commitment. A Bonus Deferral Commitment shall be related to the bonus payable to the Participant during the Deferral Period. The amount to be deferred shall be stated as a percentage of any bonus payable during the Deferral Period, as a flat dollar amount from any bonus payable during the Deferral Period, or in such other form as allowed by the Committee.

                  (c) Commission Deferral Commitment. A Commission Deferral Commitment shall be related to the commissions payable to the Participant during the Deferral Period. The amount to be deferred shall be stated as a percentage of any commissions payable during the Deferral Period, as a flat dollar amount from any commissions payable during the Deferral Period, or in such other form as allowed by the Committee.

         3.3 Limitations on Deferral Commitments. The following limitations shall apply to Deferral Commitments:

                  (a) Minimum. The minimum deferral amount for a Salary and Bonus Deferral Commitment shall be two thousand dollars ($2,000) per Deferral Period.

                  (b) Maximum. The maximum deferral amount for a Salary, Bonus, or Commission Deferral Commitment shall be ninety percent (90%) of any such salary, bonus, or commission to be paid or payable during the Deferral Period.

                  (c) Changes in Minimum or Maximum. The Committee may amend the plan to change the minimum or maximum deferral amounts from time to time by giving written notice to all Participants. No such change may affect a Deferral Commitment made prior to the Committee's action.

         3.4 Modification of Deferral Commitment. A Deferral Commitment shall be irrevocable except that the Committee shall permit a Participant to reduce the amount to be deferred, or waive the remainder of the Deferral Commitment upon a finding that the Participant has suffered a Financial Hardship. The Committee may, in its discretion, allow a Participant to



Deferred Compensation Plan                                                Page 5
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reduce or waive a Deferral Commitment for reasons other than Financial Hardship upon Participant's application to the Committee. If the Committee grants the application, the Participant will not be allowed to enter into a new Deferral Commitment for the remainder of the Deferral Period. Any resumption of the Participant's deferrals under this Plan shall be made only at the election of the Participant in accordance with this Article III.

                                   ARTICLE IV

                         DEFERRED COMPENSATION ACCOUNTS

         4.1 Accounts. For record keeping purposes only, separate accounts shall be maintained for each Participant to reflect his or her Elective Deferral Account and Company Contribution Account (collectively referred to herein as "Accounts"). Separate sub-accounts shall be maintained to the extent necessary to properly reflect the Participant's election of Earnings Indices and vesting of Company contributions under Sections 4.4 and 4.7.

         4.2 Elective Deferred Compensation. A Participant's Elective Deferred Compensation shall be credited to the Participant's Elective Deferral Account as the corresponding nondeferred portion of the Compensation becomes or would have become payable. Any withholding of taxes or other amounts which is required by state, federal or local law with respect to deferred Compensation shall be withheld from the Participant's nondeferred Compensation to the maximum extent possible with any excess reducing the amount deferred.

         4.3 Discretionary Company Contributions. The Company may make discretionary Company contributions to the Participant's Company Contribution Account. Discretionary Company contributions shall be credited at such times and in such amounts as the Committee in its sole discretion shall determine. The Committee shall notify Participants of contributions to their Company Contribution Account under this Section 4.3.

         4.4 Allocation of Accounts. A Participant shall allocate the Accounts among the Earning Indices selected by the Committee. The Committee may change the Earnings Indices at any time. The Elective Deferral Account and Company Contribution Account shall be treated as if invested in the Earnings Indices chosen by the Participant. The Participant's initial allocation shall be set forth in the Participation Agreement. A change in allocation among Earning Indices will be allowed once each day in the form and manner prescribed by the Committee. Changes made while the New York Stock Exchange is open will be effective at the end of the day on which the change was made. Changes made when the New York Stock Exchange is closed will be effective at the end of the next day on which the New York Stock Exchange is open.

         4.5 Account Earnings. The Accounts of each Participant shall be credited with earnings as if such Accounts were actually invested in the Earnings Indices elected by the Participant or retired Participant pursuant to
Section 4.4.

         4.6 Determination of Accounts. Each Participant's Elective Deferral Account as of each day shall consist of the balance of such account as of the immediately preceding day, plus (a) the Participant's Elective Deferred Compensation credited during the day, and (b) the applicable Account Earnings, minus the amount of any distributions from such account made



Deferred Compensation Plan                                                Page 6
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during the day. Each Participant's Company Contribution Account as of each day shall consist of the balance of such account as of the immediately preceding day, plus (a) any discretionary Company contributions credited during the day, and (b) the applicable Account Earnings, minus the amount of any distributions from such account made during the day. The specific method of valuing the Accounts shall be under the sole discretion of the Committee.

         4.7 Vesting of Accounts. Participants shall be vested in their Accounts as follows:

                  (a) Each Participant's Elective Deferral Account, including earnings thereon, shall be 100% vested at all times.

                  (b) Each discretionary Company contribution credited to each Participant's Company Contribution Account under Section 4.3 and earnings thereon shall be vested according to the sole discretion of the Committee. The vesting schedule applied to each discretionary Company contribution shall be communicated to the Participant at the same time that the Participant is informed of such discretionary Company contribution. Notwithstanding the vesting schedule established by the Committee with respect to a discretionary Company contribution, such discretionary Company contribution and the earnings thereon shall become 100% vested on the occurrence of any of the following events:

         (i)      The Participant's Retirement,

         (ii)     The Participant's Disability,

         (iii)    The Participant's death, or

         (iii)    A Change of Control of the Company.

         4.8 Statement of Accounts. The Committee shall submit to each Participant, within ninety (90) days after the close of each calendar year and at such other time as determined by the Committee, a statement setting forth the balance of and the credits to the Accounts maintained for such Participant.

                                   ARTICLE V

                                 PLAN BENEFITS

         5.1 Prior to Termination of Employment. A Participant's Elective Deferral Account may be distributed to the Participant prior to termination of employment as follows:

                  (a) Early Withdrawal. A Participant may elect in a Participation Agreement to withdraw all or any portion of the amount deferred by that Participation Agreement, and the earnings thereon, as of a date specified in the Participation Agreement. Such date shall not be sooner than two (2) years after the date the Deferral Period commences. Such election shall be made at the time the Deferral Commitment is made and shall be irrevocable. For purposes of Early Withdrawals under this Section 5.1(a), the Participant's Elective Deferral Account



Deferred Compensation Plan                                                Page 7
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         shall be valued as of the end of the day specified by the Participant in the Participation Agreement.

                  (b) Hardship Withdrawals. Upon a finding that a Participant has suffered a Financial Hardship, the Committee may, in its sole discretion, make distributions from the Participant's Elective Deferral Account. A Participant requesting a Hardship Withdrawal shall apply in writing to the Committee and shall provide such additional information as the Committee may require. The amount of the Hardship Withdrawal shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Financial Hardship, including any amounts necessary to pay federal, state and/or local income taxes reasonably anticipated to result from the distribution. If a distribution is made due to Financial Hardship in accordance with this
         Section 5.1(b), the Participant's deferrals under this Plan shall cease for the remainder of the Deferral Period. Any resumption of the Participant's deferrals under this Plan shall be made only at the election of the Participant in accordance with Article III herein.

                  (c) Accelerated Distribution. Notwithstanding any other provision of this Plan to the contrary, a Participant shall be entitled to receive, upon written request to the Committee, a lump sum distribution equal to ninety percent (90%) of the Participant's Elective Deferral Account as of the end of the day immediately preceding the date on which the Committee receives the written request ("Accelerated Distribution"). The remaining balance of the Participant's Elective Deferral Account shall be forfeited by the Participant. After an Accelerated Distribution, the Participant's deferrals under this Plan shall cease for the remainder of the Deferral Period. Any resumption of the Participant's deferrals under this Plan shall be made only at the election of the Participant in accordance with Article III herein.

         5.2 After Termination of Employment. Upon a Participant's termination of employment with the Employer for any reason, the Participant shall become entitled to receive the payment of the Participant's Elective Deferral Account and the vested portion of the Participant's Company Contribution Account. The benefit will be paid in the form set forth in Section 5.3.

         5.3 Form of Benefit Payment. Benefits payable under Sections 5.1 and
5.2 shall be payable in the following form:

                  (a) Distributions Prior to Termination. Early Withdrawals under Section 5.1(a) will be paid as elected by the Participant in the Participation Agreement. Hardship Withdrawals under Section 5.1(b) will be paid in a lump sum within thirty (30) days after the Committee's decision. Accelerated Distributions under Section 5.1(c) will be paid in a lump sum within thirty (30) days of the receipt of the request by the Committee.

                  (b) Termination Prior to Retirement, Disability, or Change of Control. Benefits payable as a result of termination for any reason other than the




Deferred Compensation Plan                                                Page 8
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         Participant's Retirement or Disability or prior to a Change of Control of the Company shall be paid in a lump sum during the month of April in the year immediately following the Participant's termination.

                  (c) Termination Due to Retirement, Disability, or After Change of Control. Benefits payable as a result of termination due to the Participant's Retirement or Disability or after a Change of Control of the Company shall be paid in the form selected by the Participant at the time of the Deferral Commitment. Options for the form of benefit payment shall include:

                           (i) A lump sum payment, or

                           (ii) Substantially equal annual installments of the
                  Account over a period of five (5), ten (10), or fifteen (15) years. Account Earnings shall continue to accrue during the payment period on the unpaid balance in the Participant's Accounts.

                  (d) Death Benefits.

                           (i) Upon the death of the Participant prior to
                  termination of employment, the Company shall pay to the Participant's Beneficiary, as designated in Article VI, an amount equal to the balance of the Participant's Elective Deferral Account and Company Contribution Amount in the form selected by the Participant at the time of the Deferral Commitment. Options for the form of benefit payment shall include a lump sum payment or substantially equal annual installments of the Participant's Accounts over a period of five (5), ten (10), or fifteen (15) years; provided, however, that any benefits payable hereunder to a trust or estate shall be made in a lump sum. Account Earnings shall continue to accrue during the payment period on the unpaid balance of the Participant's Accounts.

                           (ii) Upon the death of a Participant after benefit
                  payments have commenced, the Participant's Beneficiary shall receive the remaining unpaid balance in the Participant's Accounts in the same manner as the Participant was being paid prior to the Participant's death; provided, however, that any benefits payable hereunder to a trust or estate shall be made in a lump sum. The Committee may, in its sole discretion, pay any death benefit hereunder in the form of a lump sum.

                  (e) Small Account(s). Notwithstanding any provision of this
         Section 5.3 to the contrary, after a Participant becomes entitled to receive benefit payments, if the total amount of the Participant's Accounts is less than ten thousand dollars ($10,000) on a payment date, the Accounts shall be paid in a lump sum.


Deferred Compensation Plan                                                Page 9
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         5.4 Commencement of Benefit Payment. Except as otherwise provided in
Section 5.3(a), benefits shall commence during the month of April in the year immediately following a Participant's termination of employment. If such Participant selected payment in the form of substantially equal annual installments, as described in Section 5.3(c)(ii), then benefits shall commence during the month of April in the year immediately following the Participant's termination and each annual installment thereafter shall be paid during the month of April in the respective year until full payment has been made.

         5.5 Change of Election. A Participant may change a previous election regarding the form of benefit payment as long as the new election is filed with the Committee at least twelve (12) full months prior to such Participant's termination of employment. Any new election regarding the form of benefit payment that is filed with the Committee during the twelve (12) months prior to the Participant's termination of employment shall be ignored and reference shall be made to the prior filed election in determining the form of benefit payment.

         5.6 Tax Withholding. To the extent required by federal, state, or local law in effect at the time payments are made, the Employer shall withhold from any amount that is included in the Participant's income hereunder any taxes required to be withheld by such law(s).

         5.7 Valuation and Settlement. The amount of a lump sum payment and the initial amount of installments shall be based on the value of the Participant's Accounts as of the end of the last day of the Participant's employment.

         5.8 Payment to Guardian. The Committee may direct payment to the duly appointed guardian, conservator, or other similar legal representative of a Participant or Beneficiary to whom payment is due. In the absence of such a legal representative, the Committee may, in its sole and absolute discretion, make payment to a person having the care and custody of a minor, incompetent or person incapable of handling the disposition of property upon proof satisfactory to the Committee of incompetency, minority, or incapacity. Such distribution shall completely discharge the Committee from all liability with respect to such benefit.

                                   ARTICLE VI

                             BENEFICIARY DESIGNATION

         6.1 Beneficiary Designation. Subject to Section 6.3, each Participant shall have the right, at any time, to designate one (1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of such Participant's death prior to complete distribution of the Participant's Accounts. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant's lifetime.

         6.2 Changing Beneficiary. Subject to Section 6.3, any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee. The filing of a new Beneficiary designation shall cancel all Beneficiary designations previously filed.


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

         6.3 Community Property. If the Participant resides in a community property state, the following rules shall apply:

                  (a) Designation by a married Participant of a Beneficiary other than the Participant's spouse shall not be effective unless the Participant's spouse executes a written consent that acknowledges the effect of the Beneficiary designation, or it is established that the consent cannot be obtained because the spouse cannot be located.

                  (b) A married Participant's Beneficiary designation may be changed by a Participant with the consent of the Participant's spouse as provided for in Section 6.3(a) by the filing of a new Beneficiary designation with the Committee.

                  (c) If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

                           (i) If the Participant is married at the time of
                  death but was unmarried when the Beneficiary designation was made, the Beneficiary designation shall be void unless the spouse has consented to it in the manner prescribed in Section 6.3(a).

                           (ii) If the Participant is unmarried at the time of
                  death but was married when the Beneficiary designation was made:

                                    a) The Beneficiary designation shall be void
                           if the Participant's spouse was named as a Beneficiary.

                                    b) The Beneficiary designation shall remain
                           valid if the Participant's spouse was not named as a Beneficiary.

                           (iii) If the Participant was married when the
                  Beneficiary designation was made and is married to a different spouse at death, the Beneficiary designation shall be void unless the new spouse has consented to it in the manner prescribed in Section 6.3(a).

         6.4 No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided in Section 6.1, if the Beneficiary designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's Accounts, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

                  (a) The Participant's spouse;

                  (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue



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

         surviving, then such issue shall take, by right of representation, the share the parent would have taken if living; or

                  (c) The Participant's estate.

                                  ARTICLE VII

                                 ADMINISTRATION

         7.1 Committee. This Plan shall be administered by the Committee. The Committee shall have the discretionary authority to interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

         7.2 Agents. The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may, from time to time, consult with counsel who may be counsel to the Company.

         7.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in this Plan.

         7.4 Indemnification of Committee. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member's service on the Committee, except in the case of gross negligence or willful misconduct by such member or as expressly provided by statute.

                                  ARTICLE VIII

                                CLAIMS PROCEDURE

         8.1 Claim. The Committee shall establish rules and procedures to be followed by Participants and Beneficiaries in (a) filing claims for benefits, and (b) for furnishing and verifying proofs necessary to establish the right to benefits in accordance with this Plan, consistent with the remainder of this
Article VIII. Such rules and procedures shall require that claims and proofs be made in writing and directed to the Committee.

         8.2 Review of Claim. The Committee shall review all claims for benefits. Upon receipt by the Committee of such a claim, it shall determine all facts which are necessary to establish the right of the claimant to benefits under the provisions of this Plan and the amount thereof as herein provided within ninety (90) days of receipt of such claim. If prior to the expiration of the initial ninety (90) day period, the Committee determines additional time is needed to come to a determination on the claim, the Committee shall provide written notice to the Participant, Beneficiary or other claimant of the need for the extension, not to exceed a total of one hundred eighty (180) days from the date the application was received.


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

         8.3 Notice of Denial of Claim. In the event that any Participant, Beneficiary or other claimant claims to be entitled to a benefit under this Plan, and the Committee determines that such claim should be denied, in whole or in part, the Committee shall, in writing, notify such claimant that the claim has been denied, in whole or in part, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such claimant, shall refer to the specific sections of this Plan relied on, shall describe any additional material or information necessary for the claimant to perfect the claim, shall provide an explanation of why such material or information is necessary, and, where appropriate, shall include an explanation of how the claimant can obtain reconsideration of such denial.

         8.4 Reconsideration of Denied Claim.

                  (a) Within sixty (60) days after receipt of the notice of the denial of a claim, such claimant or duly authorized representative may request, by mailing or delivery of such written notice to the Committee, a reconsideration by the Committee of the decision denying the claim. If the claimant or duly authorized representative fails to request such a reconsideration within such sixty (60) day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Committee is correct. If such claimant or duly authorized representative requests a reconsideration within such sixty (60) day period, the claimant or duly authorized representative shall have thirty (30) days after filing a request for reconsideration to submit additional written material in support of the claim, review pertinent documents, and submit issues and comments in writing.

                  (b) After such reconsideration request, the Committee shall determine within sixty (60) days of receipt of the claimant's request for reconsideration whether such denial of the claim was correct and shall notify such claimant in writing of its determination. The written notice of the Committee's decision shall be in writing and shall include specific reasons for the decision, shall be written in a manner reasonably calculated to be understood by the claimant, and shall identify specific references to the pertinent Plan provisions on which the decision is based. In the event of special circumstances determined by the Committee, the time for the Committee to make a decision may be extended by an additional sixty (60) days upon written notice to the claimant prior to the commencement of the extension.

         8.5 Employer to Supply Information. To enable the Committee to perform its duties, the Employer shall supply full and timely information to the Committee of all matters relating to the Retirement, Disability, death, or other cause for termination of employment of all Participants, and such other pertinent facts as the Committee may require.


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

                                   ARTICLE IX

                       AMENDMENT AND TERMINATION OF PLAN

         9.1 Amendment. The Committee may at any time amend this Plan by written instrument, notice of which is given to all Participants and to any Beneficiaries to whom a benefit is due. No amendment shall reduce the amount accrued in any Accounts as of the date such notice of the amendment is given. Material changes to this Plan will be effective immediately, but must be ratified and approved at the Compensation Committee meeting immediately following the effective date of such amendment. After a Change of Control of the Company, this Plan may not be amended without the consent of at least 75% of the Participants.

         9.2 Right to Terminate Plan. The Compensation Committee may at any time partially or completely terminate this Plan if, in its judgment, the tax, accounting, or other effects of the continuance of this Plan would not be in the best interests of the Employer.

                  (a) Partial Termination. The Compensation Committee may partially terminate this Plan by instructing the Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, this Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

                  (b) Complete Termination. The Compensation Committee may completely terminate this Plan by choosing not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. If such a complete termination occurs, this Plan shall cease to operate and the Employer shall pay out all Accounts. Payment shall be made in a lump sum within sixty (60) days after the Compensation Committee terminates this Plan.

                  (c) Termination After Change of Control. After a Change of Control of the Company, this Plan may be completely or partially terminated at the sole discretion of the Employer.

                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 Unfunded Plan. This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, therefore, is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

         10.2 Unsecured General Creditor. Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of the Employer or any other party for payment of benefits under this Plan. Any mutual fund shares, stocks, bonds or other property purchased by the Employer in connection with this Plan shall remain the Employer's


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

general, unpledged, and unrestricted assets. The Employer's obligation under this Plan shall be an unfunded and unsecured promise to pay money in the future.

         10.3 Trust Fund. At its discretion, the Employer may establish one (1) or more trusts, with such trustees as the Committee may approve, for the purpose of providing for the payment of benefits owed under this Plan. Although such a trust shall be irrevocable, its assets shall be held for payment of all the Company's general creditors in the event of the Company's insolvency or bankruptcy. To the extent any benefits provided under this Plan are paid from any such trust, the Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Employer. After the occurrence of a Change of Control, the Employer will deposit an amount in trust at least equal to the amount necessary to cause the trust's assets to equal the total of all Accounts under this Plan. Thereafter, the Employer will make additional deposits, no less often than monthly, as required to maintain trust assets at a level at least equal the total of all Accounts under this Plan.

         10.4 Nonalienability. The Committee may recognize the right of an alternate payee named in a domestic relations order to receive all or a portion of a Participant's benefit under this Plan, provided that (a) the domestic relations order would be a "qualified domestic relations order" within the meaning of Code Section 414(p) if Code Section 414(p) were applicable to this Plan; (b) the domestic relations order does not purport to give the alternate payee any right to assets of the Company or its affiliates; and (c) the domestic relations order does not purport to give the alternate payee any right to receive payments under this Plan before the Participant is eligible to receive such payments. If the domestic relations order purports to give the alternate payee a share of a benefit to which the Participant currently has a contingent or nonvested right, the alternate payee shall not be entitled to receive any payment from this Plan with respect to the benefit unless the Participant's right to the benefit becomes nonforfeitable. Except as set forth in the preceding two sentences with respect to domestic relations orders, and except as required under applicable federal, state, or local laws concerning the withholding of tax, rights to benefits payable under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such supplemental benefit, whether currently or thereafter payable, shall be void.

         10.5 Not a Contract of Employment. This Plan shall not constitute a contract of employment between the Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge a Participant at any time.

         10.6 Protective Provisions. A Participant shall cooperate with the Employer by furnishing any and all information and taking other actions as requested by the Employer in order to facilitate the administration of this Plan and the payment of benefits hereunder.

         10.7 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the state of Texas, except as preempted by federal law.


Deferred Compensation Plan                                               Page 15

         10.8 Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

         10.9 Notice. Any notice required or permitted under this Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in the Employer's records.

         10.10 Successors. The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns. The term "successors" as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

EGL, INC.



By:                                        Dated:
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